Exhibit 99.1

FOR IMMEDIATE RELEASE

ETRIALS WORLDWIDE TO REPORT SECOND QUARTER 2006
FINANCIAL RESULTS

Conference Call Scheduled for August 10th at 4:30PM ET

Morrisville, NC— July 27, 2006—etrials® Worldwide, Inc. (Nasdaq: ETWC, ETWCW, ETWCU), an eClinical software and services company focused on people, process and technology to meet the needs of the pharmaceutical industry, today announced that it expects to report revenue growth quarter over quarter in excess of 50% versus our previous guidance of 25% growth and new customers wins which increases our active customers by approximately 40% during six months ended June 30, 2006. The results for the period ended June 30, 2006 will be released after market close on Thursday, August 10, 2006. Management will conduct a conference call at 4:30 p.m. ET that same day.

To participate in the live call by telephone, please dial 800.480.2207, or for international callers, please dial 706.643.7866 and reference ID number 3397077. Those interested in listening to the conference call live via the Internet may do so by visiting the company’s Web site at www.etrials.com, or by clicking http://audioevent.mshow.com/305064/. Please go to the Web site 15 minutes prior to the scheduled start to register, download and install any necessary audio software. A Web cast audio replay will be available through August 24, 2006. A telephone audio replay will also be available through August 17, 2006, by dialing 800.642.1687 from the US or 706.645.9291 for international callers and entering conference ID number 3397077 when prompted.

About etrials®
etrials Worldwide, Inc., (Nasdaq: ETWC, ETWCW, ETWCU) is an eClinical software and services company offering pharmaceutical, biotechnology and contract research organizations worldwide a suite of technology-based tools including electronic data capture, electronic patient diaries, interactive voice response and clinical trial management. etrials believes that our people, process and technology are fundamental to assisting the pharmaceutical industry in bringing new drugs to market faster and more efficiently. Visit us at www.etrials.com.

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etrials is a registered trademark of etrials Worldwide, Inc. Other marks belong to their respective owners.

Forward-Looking Statements
This announcement or the conference call referenced therein may contain forward-looking statements which involve risks and uncertainties and actual results that could differ materially from those discussed. More information is included in the Company’s filings with the Securities and Exchange Commission.  All forward-looking statements are based on information available to the Company on the date hereof, and it assumes no obligation to update such statements.

Contacts:
Investors/Media: Lorra Gosselin etrials Worldwide, Inc. 919.653.3400 lorra.gosselin@etrials.com	Investors: Ashton Partners Lauren Murphy 617.342.8152 lmurphy@ashtonpartners.com	Media: Ashton Partners Mike Banas 312.553.6704 mbanas@ashtonpartners.com